Exhibit 32

CERTIFICATION OF CEO AND CFO FURNISHED PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of MoSys, Inc. (the “Company”) for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Chester J. Silvestri, Chief Executive Officer of the Company, and James R, Pekarsky, Vice President of Finance and Administration and Chief Financial Officer, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ CHET SILVESTRI
Chester J. Silvestri
Chief Executive Officer and President
March 13, 2007
/s/ JAMES R. PEKARSKY
James R. Pekarsky
Vice President of Finance and Administration and Chief Financial Officer
March 13, 2007

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, or otherwise required, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.